Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS FIRST QUARTER RESULTS

SOUDERTON, Pa., April 24, 2024 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended March 31, 2024 was $20.3 million, or $0.69 diluted earnings per share, compared to net income of $21.0 million, or $0.71 diluted earnings per share, for the quarter ended March 31, 2023.

One-Time Items
The financial results for the quarter included a $3.4 million net gain ($2.7 million after-tax), or $0.09 diluted earnings per share, generated from the sale of mortgage servicing rights associated with $591.1 million of serviced loans.

Loans
Gross loans and leases increased $11.9 million, or 0.2% (0.8% annualized), from December 31, 2023, primarily due to increases in commercial loans and residential mortgage loans, partially offset by decreases in construction and commercial real estate loans. Gross loans and leases increased $339.3 million, or 5.4%, from March 31, 2023, primarily due to increases in commercial real estate, residential mortgage loans and lease financings, partially offset by a decrease in commercial loans.

Deposits, Borrowings and Liquidity
Total deposits increased $29.6 million, or 0.5% (2.0% annualized), from December 31, 2023, primarily due to increases in consumer and brokered deposits, partially offset by decreases in commercial and seasonal public funds deposits. Total deposits increased $570.7 million, or 9.8%, from March 31, 2023, primarily due to increases in consumer, public funds and brokered deposits, partially offset by a decrease in commercial deposits. Noninterest-bearing deposits represented 21.9% of total deposits at March 31,

2024, down from 23.0% at December 31, 2023. At March 31, 2024, unprotected deposits, which excludes insured, internal, and collateralized deposit accounts, represented 22.3% of total deposits, down from 23.3% at December 31, 2023.

Total borrowings decreased $61.4 million, or 13.2% (52.8% annualized), from December 31, 2023, primarily due to pay-downs of long-term FHLB advances of $60.0 million. These borrowings were replaced with $110.2 million of lower cost brokered deposits during the quarter.

As of March 31, 2024, the Corporation had cash and cash equivalents totaling $201.6 million. The Corporation and its subsidiaries had committed borrowing capacity of $3.4 billion at March 31, 2024, of which $2.1 billion was available. The Corporation and its subsidiaries also maintained uncommitted funding sources from correspondent banks of $334.0 million at March 31, 2024. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $51.5 million for the first quarter of 2024 decreased $7.9 million, or 13.2%, from the first quarter of 2023 and $1.3 million, or 2.5%, from the fourth quarter of 2023. The decrease in net interest income for the first quarter of 2024 compared to the first quarter of 2023 was due to an increase in the cost of funds and the average balance of interest-bearing liabilities, partially offset by an increase in asset yields and the average balance of interest-earning assets. The decrease in net interest income for the first quarter of 2024 compared to the fourth quarter of 2023 was due to a decrease in the average balance of interest-earning assets, including excess liquidity, and an increase in the cost of funds, partially offset by an increase in asset yields and a decrease in the average balance of interest-bearing liabilities.

Net interest margin, on a tax-equivalent basis, was 2.88% for the first quarter of 2024, compared to 2.84% for the fourth quarter of 2023 and 3.58% for the first quarter of 2023. Excess liquidity reduced net interest margin by approximately three basis points for the quarter ended March 31, 2024 compared to approximately ten basis points for the quarter ended December 31, 2023. Excess liquidity had no impact on net interest margin for the quarter ended March 31, 2023.

Noninterest Income
Noninterest income for the quarter ended March 31, 2024 was $25.6 million, an increase of $5.9 million, or 30.1%, from the comparable period in the prior year.

Other service fee income increased $3.3 million, or 108.6%, for the quarter ended March 31, 2024,

primarily due to the net gain on the sale of mortgage servicing rights as previously mentioned.

Insurance commission and fee income increased $714 thousand, or 11.0%, for the quarter ended March 31, 2024, primarily due to increases in premiums for group life and health and commercial lines and an increase in contingent commission income of $484 thousand, which were $2.3 million and $1.8 million for the quarters ended March 31, 2024 and 2023, respectively. Contingent income is largely recognized in the first quarter of the year.

Investment advisory commission and fee income increased $442 thousand, or 9.3%, for the quarter ended March 31, 2024, primarily due to new customer relationships and appreciation of assets under management, as a majority of investment advisory fees are billed based on the prior quarter-end assets under management balance. Service charges on deposit accounts increased $324 thousand, or 20.9%, for the quarter ended March 31, 2024, primarily due to increased treasury management income. Net gain on mortgage banking activities increased $314 thousand, or 50.2%, for the quarter ended March 31, 2024, primarily due to increased salable volume.

Other income increased $554 thousand, or 117.6%, for the quarter ended March 31, 2024 compared to the three months ended March 31, 2023. Gains on the sale of Small Business Administration loans increased $239 thousand due to increased sale volume. Fees on risk participation agreements for interest rate swaps increased $141 thousand.

Noninterest Expense
Noninterest expense for the quarter ended March 31, 2024 was $50.1 million, an increase of $545 thousand, or 1.1%, from the comparable period in the prior year.

Data processing increased $466 thousand, or 11.6%, for the quarter ended March 31, 2024, primarily due to our investments in technology in recent years, including the launch of our online small business loan and deposit products, and general price increases incurred in the second half of 2023. Salaries, benefits and commissions increased $324 thousand, or 1.0%, for the quarter ended March 31, 2024, primarily driven by decreased capitalized compensation, resulting from lower loan production in the current period, and increased medical claims expense. These increases were partially offset by decreased salary expense primarily due to staff reductions over the last twelve months.

Other expense decreased $268 thousand, or 3.8%, for the quarter ended March 31, 2024, primarily due to decreases in retirement plan costs of $210 thousand. Professional fees decreased $253 thousand, or 13.0%, for the quarter ended March 31, 2024, primarily due to consultant fees incurred in the first quarter of 2023 related to our digital transformation initiative.

Tax Provision
The effective income tax rate was 20.5% for the quarter ended March 31, 2024, compared to an effective tax rate of 19.4% for the quarter ended March 31, 2023. The discrete tax effect of vested equity compensation awards unfavorably impacted the first quarter of 2024 by 74 basis points and favorably impacted the first quarter of 2023 by 76 basis points. Additionally, the effective tax rates for the three months ended March 31, 2024 and 2023 reflected the benefits of tax-exempt income from investments in municipal securities and loans and leases.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $40.0 million at March 31, 2024, compared to $40.1 million at December 31, 2023 and $32.4 million at March 31, 2023.

Net loan and lease charge-offs were $1.4 million for the three months ended March 31, 2024 compared to $1.1 million and $2.8 million for the three months ended December 31, 2023 and March 31, 2023, respectively.

The provision for credit losses was $1.4 million for the three months ended March 31, 2024 compared to $1.9 million and $3.4 million for the three months ended December 31, 2023 and March 31, 2023, respectively. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.30% at March 31, 2024 and December 31, 2023 and 1.28% March 31, 2023.

Dividend and Share Repurchases
On April 24, 2024, Univest declared a quarterly cash dividend of $0.21 per share to be paid on May 22, 2024 to shareholders of record as of May 8, 2024. During the quarter ended March 31, 2024, the Corporation repurchased 315,507 shares of common stock at an average price of $20.25 per share. Including brokerage fees and excise tax, the average price per share was $20.48. As of March 31, 2024, 887,182 shares are available for repurchase under the Share Repurchase Plan.

Conference Call
Univest will host a conference call to discuss first quarter 2024 results on Thursday, April 25, 2024 at 9:00 a.m. EST. Participants may preregister at https://www.netroadshow.com/events/login?show=1f74990c&confId=63330. The general public can access the call by dialing 1-833-470-1428; using Access Code 468018. A replay of the conference call will be available through May 25, 2024 by dialing 1-866-813-9403; using Access Code 450536.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $7.7 billion in assets and $5.0 billion in assets under management and supervision through its Wealth Management lines of business at March 31, 2024. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (5) our ability to access cost-effective funding; (6) changes in economic conditions nationally and in our market; (7) economic assumptions that may impact our allowance for credit losses calculation; (8) legislative, regulatory, accounting or tax changes; (9) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (10) technological issues that may adversely affect our operations or those of our customers; (11) a failure or breach in our operational or security systems or infrastructure, including cyberattacks; (12) changes in the securities markets; (13) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (14) our ability to enter into new markets successfully and capitalize on growth opportunities and/or (15) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2024
(Dollars in thousands)

Balance Sheet (Period End)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
ASSETS
Cash and due from banks	$49,318	$72,815	$68,900	$80,795	$71,215
Interest-earning deposits with other banks	152,288	176,984	221,441	59,616	67,109
Cash and cash equivalents	201,606	249,799	290,341	140,411	138,324
Investment securities held-to-maturity	143,474	145,777	149,451	153,509	151,347
Investment securities available for sale, net of allowance for credit losses	350,819	351,553	334,538	356,164	367,656
Investments in equity securities	3,355	3,293	4,054	3,443	3,105
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	37,394	40,499	42,417	42,811	43,792
Loans held for sale	13,188	11,637	16,473	29,526	5,425
Loans and leases held for investment	6,579,086	6,567,214	6,574,958	6,462,238	6,239,804
Less: Allowance for credit losses, loans and leases	(85,632)	(85,387)	(83,837)	(82,709)	(80,034)
Net loans and leases held for investment	6,493,454	6,481,827	6,491,121	6,379,529	6,159,770
Premises and equipment, net	48,739	51,441	51,287	52,058	52,334
Operating lease right-of-use assets	30,702	31,795	31,053	30,237	31,663
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	7,473	10,950	11,079	10,923	11,044
Bank owned life insurance	137,896	131,344	130,522	129,715	128,926
Accrued interest and other assets	102,958	95,203	100,220	96,314	90,095
Total assets	$7,746,568	$7,780,628	$7,828,066	$7,600,150	$7,358,991

LIABILITIES
Noninterest-bearing deposits	$1,401,806	$1,468,320	$1,432,559	$1,582,767	$1,799,225
Interest-bearing deposits:	5,003,552	4,907,461	5,006,606	4,404,635	4,035,432
Total deposits	6,405,358	6,375,781	6,439,165	5,987,402	5,834,657
Short-term borrowings	4,816	6,306	14,676	244,666	271,881
Long-term debt	250,000	310,000	320,000	320,000	220,000
Subordinated notes	148,886	148,761	148,636	148,510	148,385
Operating lease liabilities	33,744	34,851	34,017	33,428	34,846
Accrued expenses and other liabilities	60,095	65,721	64,374	60,922	50,726
Total liabilities	6,902,899	6,941,420	7,020,868	6,794,928	6,560,495

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	298,914	301,066	300,171	299,212	298,167
Retained earnings	488,790	474,691	464,634	453,806	443,493
Accumulated other comprehensive loss, net of tax benefit	(54,740)	(50,646)	(71,586)	(61,034)	(55,550)
Treasury stock, at cost	(47,079)	(43,687)	(43,805)	(44,546)	(45,398)
Total shareholders’ equity	843,669	839,208	807,198	805,222	798,496
Total liabilities and shareholders’ equity	$7,746,568	$7,780,628	$7,828,066	$7,600,150	$7,358,991

	For the three months ended,
Balance Sheet (Average)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Assets	$7,696,575	$7,865,634	$7,693,983	$7,440,798	$7,219,211
Investment securities, net of allowance for credit losses	500,983	489,587	506,341	518,995	515,880
Loans and leases, gross	6,577,365	6,594,233	6,537,169	6,372,342	6,164,890
Deposits	6,303,854	6,470,141	6,222,710	5,844,582	5,834,415
Shareholders' equity	842,546	814,941	811,515	806,709	789,153

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
March 31, 2024
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Commercial, financial and agricultural	$1,014,568	$989,723	$1,050,004	$1,039,265	$1,032,753
Real estate-commercial	3,283,729	3,302,798	3,275,140	3,221,993	3,128,210
Real estate-construction	379,995	394,462	427,561	413,404	376,569
Real estate-residential secured for business purpose	524,196	517,002	516,471	517,521	498,505
Real estate-residential secured for personal purpose	922,412	909,015	861,122	832,632	779,557
Real estate-home equity secured for personal purpose	177,446	179,282	176,855	175,090	172,073
Loans to individuals	27,200	27,749	27,331	25,544	28,656
Lease financings	249,540	247,183	240,474	236,789	223,481
Total loans and leases held for investment, net of deferred income	6,579,086	6,567,214	6,574,958	6,462,238	6,239,804
Less: Allowance for credit losses, loans and leases	(85,632)	(85,387)	(83,837)	(82,709)	(80,034)
Net loans and leases held for investment	$6,493,454	$6,481,827	$6,491,121	$6,379,529	$6,159,770

Asset Quality Data (Period End)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Nonaccrual loans and leases, including nonaccrual loans held for sale*	$20,363	$20,527	$18,085	$15,087	$11,362
Accruing loans and leases 90 days or more past due	268	534	2,135	55	1,996
Total nonperforming loans and leases	20,631	21,061	20,220	15,142	13,358
Other real estate owned	19,220	19,032	19,916	19,345	19,000
Repossessed assets	167	—	—	—	—
Total nonperforming assets	$40,018	$40,093	$40,136	$34,487	$32,358
Nonaccrual loans and leases / Loans and leases held for investment	0.31%	0.31%	0.28%	0.23%	0.18%
Nonperforming loans and leases / Loans and leases held for investment	0.31%	0.32%	0.31%	0.23%	0.21%
Nonperforming assets / Total assets	0.52%	0.52%	0.51%	0.45%	0.44%

Allowance for credit losses, loans and leases	$85,632	$85,387	$83,837	$82,709	$80,034
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.30%	1.30%	1.28%	1.28%	1.28%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	420.53%	415.97%	463.57%	548.21%	704.40%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	415.06%	405.43%	414.62%	546.22%	599.15%
*Includes a $5.8 million loan held for sale at September 30, 2023.

	For the three months ended,
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Net loan and lease charge-offs	$1,406	$1,074	$969	$512	$2,842
Net loan and lease charge-offs (annualized)/Average loans and leases	0.09%	0.06%	0.06%	0.03%	0.19%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2024
(Dollars in thousands, except per share data)
	For the three months ended,
For the period:	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Interest income	$98,609	$101,232	$97,106	$90,139	$83,253
Interest expense	47,142	48,472	43,516	35,809	23,936
Net interest income	51,467	52,760	53,590	54,330	59,317
Provision for credit losses	1,432	1,931	2,024	3,428	3,387
Net interest income after provision for credit losses	50,035	50,829	51,566	50,902	55,930
Noninterest income:
Trust fee income	2,108	1,943	1,910	1,924	1,955
Service charges on deposit accounts	1,871	1,960	1,816	1,725	1,547
Investment advisory commission and fee income	5,194	4,561	4,843	4,708	4,752
Insurance commission and fee income	7,201	4,596	4,852	5,108	6,487
Other service fee income	6,415	2,967	3,020	3,318	3,076
Bank owned life insurance income	842	823	806	789	767
Net gain on mortgage banking activities	939	809	1,216	1,039	625
Other income	1,025	961	228	1,222	471
Total noninterest income	25,595	18,620	18,691	19,833	19,680
Noninterest expense:
Salaries, benefits and commissions	31,338	29,321	29,978	29,875	31,014
Net occupancy	2,872	2,751	2,594	2,614	2,727
Equipment	1,111	1,066	1,087	986	993
Data processing	4,495	4,444	4,189	4,137	4,029
Professional fees	1,688	1,768	1,763	1,669	1,941
Marketing and advertising	416	632	555	622	371
Deposit insurance premiums	1,135	1,350	1,258	1,116	1,101
Intangible expenses	187	212	220	253	253
Restructuring charges	—	189	—	1,330	—
Other expense	6,832	7,313	7,344	7,197	7,100
Total noninterest expense	50,074	49,046	48,988	49,799	49,529
Income before taxes	25,556	20,403	21,269	20,936	26,081
Income tax expense	5,251	4,149	4,253	4,136	5,047
Net income	$20,305	$16,254	$17,016	$16,800	$21,034
Net income per share:
Basic	$0.69	$0.55	$0.58	$0.57	$0.72
Diluted	$0.69	$0.55	$0.58	$0.57	$0.71
Dividends declared per share	$0.21	$0.21	$0.21	$0.21	$0.21
Weighted average shares outstanding	29,413,999	29,500,147	29,479,066	29,439,392	29,312,265
Period end shares outstanding	29,337,919	29,511,721	29,508,128	29,471,124	29,427,696

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
March 31, 2024

	For the three months ended,
Profitability Ratios (annualized)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Return on average assets	1.06%	0.82%	0.88%	0.91%	1.18%
Return on average assets, excluding restructuring charges (1)	1.06%	0.83%	0.88%	0.96%	1.18%
Return on average shareholders' equity	9.69%	7.91%	8.32%	8.35%	10.81%
Return on average shareholders' equity, excluding restructuring charges (1)	9.69%	7.99%	8.32%	8.88%	10.81%
Return on average tangible common equity (1)(3)	12.38%	10.23%	10.77%	10.85%	14.11%
Return on average tangible common equity, excluding restructuring charges (1)(3)	12.38%	10.32%	10.77%	11.52%	14.11%
Net interest margin (FTE)	2.88%	2.84%	2.96%	3.14%	3.58%
Efficiency ratio (2)	64.6%	68.3%	67.3%	66.7%	62.2%
Efficiency ratio, excluding restructuring charges (1)(2)	64.6%	68.0%	67.3%	64.9%	62.2%

Capitalization Ratios
Dividends declared to net income	30.5%	38.1%	36.4%	36.8%	29.2%
Shareholders' equity to assets (Period End)	10.89%	10.79%	10.31%	10.59%	10.85%
Tangible common equity to tangible assets (1)	8.80%	8.70%	8.22%	8.45%	8.63%
Common equity book value per share	$28.76	$28.44	$27.36	$27.32	$27.13
Tangible common equity book value per share (1)	$22.70	$22.41	$21.32	$21.27	$21.07

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.65%	9.36%	9.43%	9.59%	9.71%
Common equity tier 1 risk-based capital ratio	10.71%	10.58%	10.32%	10.26%	10.43%
Tier 1 risk-based capital ratio	10.71%	10.58%	10.32%	10.26%	10.43%
Total risk-based capital ratio	14.11%	13.90%	13.58%	13.54%	13.78%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	March 31, 2024			December 31, 2023
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$120,845	$1,609	5.36%	$280,693	$3,804	5.38%
Obligations of state and political subdivisions*	1,951	12	2.47	2,277	14	2.44
Other debt and equity securities	499,032	3,647	2.94	487,310	3,678	2.99
Federal Home Loan Bank, Federal Reserve Bank and other stock	39,115	724	7.44	41,361	767	7.36
Total interest-earning deposits, investments and other interest-earning assets	660,943	5,992	3.65	811,641	8,263	4.04
Commercial, financial, and agricultural loans	934,649	16,523	7.11	973,450	17,485	7.13
Real estate—commercial and construction loans	3,575,142	50,641	5.70	3,590,477	50,715	5.60
Real estate—residential loans	1,618,188	19,555	4.86	1,585,705	19,133	4.79
Loans to individuals	27,315	548	8.07	27,667	558	8.00
Municipal loans and leases*	232,380	2,464	4.26	230,394	2,438	4.20
Lease financings	189,691	3,169	6.72	186,540	2,897	6.16
Gross loans and leases	6,577,365	92,900	5.68	6,594,233	93,226	5.61
Total interest-earning assets	7,238,308	98,892	5.49	7,405,874	101,489	5.44
Cash and due from banks	54,870			54,981
Allowance for credit losses, loans and leases	(86,495)			(84,386)
Premises and equipment, net	50,592			51,489
Operating lease right-of-use assets	31,121			31,251
Other assets	408,179			406,425
Total assets	$7,696,575			$7,865,634
Liabilities:
Interest-bearing checking deposits	$1,180,696	$8,218	2.80%	$1,193,386	$8,409	2.80%
Money market savings	1,705,291	19,220	4.53	1,845,153	21,133	4.54
Regular savings	769,926	905	0.47	784,937	874	0.44
Time deposits	1,238,878	13,630	4.42	1,188,054	12,748	4.26
Total time and interest-bearing deposits	4,894,791	41,973	3.45	5,011,530	43,164	3.42
Short-term borrowings	10,127	5	0.20	9,814	1	0.04
Long-term debt	292,486	2,883	3.96	318,805	3,026	3.77
Subordinated notes	148,818	2,281	6.16	148,693	2,281	6.09
Total borrowings	451,431	5,169	4.61	477,312	5,308	4.41
Total interest-bearing liabilities	5,346,222	47,142	3.55	5,488,842	48,472	3.50
Noninterest-bearing deposits	1,409,063			1,458,610
Operating lease liabilities	34,166			34,255
Accrued expenses and other liabilities	64,578			68,986
Total liabilities	6,854,029			7,050,693
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,755,285		2.81	6,947,452		2.77
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,679			300,558
Retained earnings and other equity	384,083			356,599
Total shareholders' equity	842,546			814,941
Total liabilities and shareholders' equity	$7,696,575			$7,865,634
Net interest income		$51,750			$53,017
Net interest spread			1.94			1.94
Effect of net interest-free funding sources			0.94			0.90
Net interest margin			2.88%			2.84%
Ratio of average interest-earning assets to average interest-bearing liabilities	135.39	%		134.93	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $453 thousand and $428 thousand for the three months ended March 31, 2024 and December 31, 2023.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2024 and December 31, 2023 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended March 31,
Tax Equivalent Basis	2024			2023
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$120,845	$1,609	5.36%	$47,835	$479	4.06%
Obligations of state and political subdivisions*	1,951	12	2.47	2,286	17	3.02
Other debt and equity securities	499,032	3,647	2.94	513,594	3,495	2.76
Federal Home Loan Bank, Federal Reserve Bank and other stock	39,115	724	7.44	34,742	609	7.11
Total interest-earning deposits, investments and other interest-earning assets	660,943	5,992	3.65	598,457	4,600	3.12
Commercial, financial, and agricultural loans	934,649	16,523	7.11	991,876	15,538	6.35
Real estate—commercial and construction loans	3,575,142	50,641	5.70	3,342,199	42,421	5.15
Real estate—residential loans	1,618,188	19,555	4.86	1,408,292	15,730	4.53
Loans to individuals	27,315	548	8.07	27,254	449	6.68
Municipal loans and leases*	232,380	2,464	4.26	229,955	2,341	4.13
Lease financings	189,691	3,169	6.72	165,314	2,541	6.23
Gross loans and leases	6,577,365	92,900	5.68	6,164,890	79,020	5.20
Total interest-earning assets	7,238,308	98,892	5.49	6,763,347	83,620	5.01
Cash and due from banks	54,870			58,035
Allowance for credit losses, loans and leases	(86,495)			(79,977)
Premises and equipment, net	50,592			51,583
Operating lease right-of-use assets	31,121			31,303
Other assets	408,179			394,920
Total assets	$7,696,575			$7,219,211
Liabilities:
Interest-bearing checking deposits	$1,180,696	$8,218	2.80%	$857,891	$3,164	1.50%
Money market savings	1,705,291	19,220	4.53	1,489,129	11,081	3.02
Regular savings	769,926	905	0.47	985,716	669	0.28
Time deposits	1,238,878	13,630	4.42	566,308	3,422	2.45
Total time and interest-bearing deposits	4,894,791	41,973	3.45	3,899,044	18,336	1.91
Short-term borrowings	10,127	5	0.20	240,318	2,728	4.60
Long-term debt	292,486	2,883	3.96	112,222	591	2.14
Subordinated notes	148,818	2,281	6.16	148,319	2,281	6.24
Total borrowings	451,431	5,169	4.61	500,859	5,600	4.53
Total interest-bearing liabilities	5,346,222	47,142	3.55	4,399,903	23,936	2.21
Noninterest-bearing deposits	1,409,063			1,935,371
Operating lease liabilities	34,166			34,438
Accrued expenses and other liabilities	64,578			60,346
Total liabilities	6,854,029			6,430,058
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,755,285		2.81	6,335,274		1.53
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,679			300,293
Retained earnings and other equity	384,083			331,076
Total shareholders' equity	842,546			789,153
Total liabilities and shareholders' equity	$7,696,575			$7,219,211
Net interest income		$51,750			$59,684
Net interest spread			1.94			2.80
Effect of net interest-free funding sources			0.94			0.78
Net interest margin			2.88%			3.58%
Ratio of average interest-earning assets to average interest-bearing liabilities	135.39	%		153.72	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $453 thousand and $465 thousand for the three months ended March 31, 2024 and 2023, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2024 and 2023 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
March 31, 2024

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$465,915	9.0%
Animal Production	361,143	6.9
CRE - Multi-family	318,337	6.1
CRE - Office	298,301	5.7
CRE - 1-4 Family Residential Investment	289,167	5.6
CRE - Industrial / Warehouse	248,041	4.8
Hotels & Motels (Accommodation)	193,058	3.7
Specialty Trade Contractors	161,917	3.1
Education	153,971	3.0
Homebuilding (tract developers, remodelers)	152,798	2.9
Nursing and Residential Care Facilities	132,809	2.6
Motor Vehicle and Parts Dealers	132,677	2.6
Merchant Wholesalers, Durable Goods	122,481	2.4
CRE - Mixed-Use - Residential	116,749	2.2
Crop Production	104,137	2.0
Repair and Maintenance	103,139	2.0
Wood Product Manufacturing	90,017	1.7
Real Estate Lenders, Secondary Market Financing	86,382	1.7
Rental and Leasing Services	76,500	1.5
Fabricated Metal Product Manufacturing	75,371	1.4
CRE - Mixed-Use - Commercial	72,763	1.4
Religious Organizations, Advocacy Groups	71,715	1.4
Personal and Laundry Services	71,534	1.4
Administrative and Support Services	70,224	1.3
Amusement, Gambling, and Recreation Industries	68,644	1.3
Merchant Wholesalers, Nondurable Goods	67,775	1.3
Food Services and Drinking Places	66,625	1.3
Private Equity & Special Purpose Entities (except 52592)	66,517	1.3
Miniwarehouse / Self-Storage	61,996	1.2
Food Manufacturing	60,794	1.2
Truck Transportation	53,952	1.0
Industries with >$50 million in outstandings	$4,415,449	84.9%
Industries with <$50 million in outstandings	$787,039	15.1%
Total Commercial Loans	$5,202,488	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$922,412
Real Estate-Home Equity Secured for Personal Purpose	177,446
Loans to Individuals	27,200
Lease Financings	249,540
Total Consumer Loans and Lease Financings	$1,376,598

Total	$6,579,086

Univest Financial Corporation
Non-GAAP Reconciliation
March 31, 2024

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,
(Dollars in thousands)	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Restructuring charges (a)	$—	$189	$—	$1,330	$—
Tax effect of restructuring charges	—	(40)	—	(279)	—
Restructuring charges, net of tax	$—	$149	$—	$1,051	$—

Net income	$20,305	$16,254	$17,016	$16,800	$21,034
Amortization of intangibles, net of tax	148	167	174	200	200
Net income before amortization of intangibles	$20,453	$16,421	$17,190	$17,000	$21,234

Shareholders' equity	$843,669	$839,208	$807,198	$805,222	$798,496
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,273)	(2,405)	(2,558)	(2,767)	(3,054)
Tangible common equity	$665,886	$661,293	$629,130	$626,945	$619,932

Total assets	$7,746,568	$7,780,628	$7,828,066	$7,600,150	$7,358,991
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,273)	(2,405)	(2,558)	(2,767)	(3,054)
Tangible assets	$7,568,785	$7,602,713	$7,649,998	$7,421,873	$7,180,427

Average shareholders' equity	$842,546	$814,941	$811,515	$806,709	$789,153
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (b)	(2,318)	(2,477)	(2,680)	(2,924)	(3,137)
Average tangible common equity	$664,718	$636,954	$633,325	$628,275	$610,506

(a) Associated with financial service center optimization and headcount rationalization expense management strategies
(b) Amount does not include mortgage servicing rights